UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 10, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On July 10, 2007, Internap Network Services Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with James P. DeBlasio regarding the terms of Mr. DeBlasio’s employment as President and Chief Executive Officer of the Company. The Agreement supersedes Mr. DeBlasio’s prior employment agreement, which was filed as Exhibit 10.1 to a Current Report on Form 8-K dated October 6, 2005.

According to the terms of the agreement, Mr. DeBlasio is entitled to receive a base salary of $425,000 on an annualized basis and shall participate in the Company’s annual incentive plan. Further, Mr. DeBlasio may receive additional equity-based compensation on terms, in amounts and subject to performance goals as determined by the Company’s Board of Directors.

The Agreement also provides that upon the involuntary termination of his employment by the Company without “cause” (as defined therein), Mr. DeBlasio shall receive a cash severance payment equal to one and one-half his then-current base salary. If Mr. DeBlasio dies while employed pursuant to the Agreement, all of his unvested equity compensation that would, had he not died, have become vested within 12 months after the date of his death shall vest and be exercisable until the earlier of 12 months after the date of his death or the original expiration of the equity award.

Upon a change in control (as defined therein), all of Mr. DeBlasio’s unvested equity compensation shall vest and become exercisable. Upon the involuntary termination of his employment by the Company without “cause” or voluntary termination of employment for “good reason” (both as defined therein), in either case within 12 months after a change in control (as defined therein), instead of the severance benefits previously described, the Company shall pay Mr. DeBlasio a severance payment equal to two times the sum of his then-current base salary plus the greater of his target bonus for the year in which such termination occurs or his average bonus during the two completed years (as a percentage of his base salary upon which his bonus awards were calculated) multiplied by his then-current base salary, and any unvested portion of Mr. DeBlasio’s equity compensation will vest and become exercisable. In addition, Mr. DeBlasio will continue to receive health care and life insurance coverage for 24 months as if he were an active employee, subject to the employee portion of premiums for such coverages.

The Agreement also provides that Mr. DeBlasio will not disclose confidential information for 2 years after termination of his employment and includes non-compete and non-solicitation covenants that have a term of 1 and 2 years, respectively.

The foregoing description of the Agreement is qualified in its entirety by the terms of the Agreement, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Employment Agreement between James P. DeBlasio and Internap Network Services Corporation.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: July 11, 2007

By: /s/ David A. Buckel
David A. Buckel, Chief Financial Officer

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EXHIBIT INDEX

99.1	Employment Agreement between James P. DeBlasio and Internap Network Services Corporation.

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